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                                                                     EXHIBIT 4.7

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

          NUMBER                                                SHARES

                            WANG LABORATORIES, INC.

FULLY PAID                                                        NON-ASSESSABLE

             6 1/2% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                            $.01 PAR VALUE PER SHARE

This certifies that ________________________ is the registered holder of ________________________ Shares of 6 1/2% Series B Cumulative Convertible Preferred Stock of Wang Laboratories, Inc. transferable only on the books of the Corporation by the holder hereof in person or its duly authorized officers and its Corporate Seal to be hereunto affixed this ________________ day of ________________________ A.D. 19__

Richard L. Buckingham
Vice President and Treasurer                Albert A. Notini
                                            Secretary
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     THE CORPORATION HAS MORE THAN ONE CLASS OF STOCK AUTHORIZED TO BE ISSUED.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE FULL TEXT OF THE PREFERENCES, VOTING POWERS, QUALIFICATIONS AND SPECIAL AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED BY THE CORPORATION AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND AMENDMENTS THERETO FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO WANG LABORATORIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY IN CERTIFICATED FORM WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX BELOW RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

IN CONNECTION WITH ANY TRANSFER OF ANY OF THE SHARES EVIDENCED BY THIS CERTIFICATE (OR ANY ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE SHARES REPRESENTED BY THIS CERTIFICATE) OCCURRING PRIOR TO THE

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THIRD ANNIVERSARY OF THE DATE OF ORIGINAL ISSUANCE OF THIS CERTIFICATE, THE
TRANSFEROR STATES THAT SUCH SHARES (OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE) ARE BEING TRANSFERRED:

[     ]  INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO
         AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED;

         OR

[     ]  OUTSIDE THE UNITED STATES PURSUANT TO AND IN COMPLIANCE WITH RULE 904
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED;

         OR

[     ]  TO AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AND IN COMPLIANCE
         WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED;

         OR

[     ]  PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF
         1933, AS AMENDED (IF AVAILABLE).

UNLESS ONE OF THE BOXES ABOVE IS CHECKED, THE TRANSFER AGENT WILL REFUSE TO REGISTER ANY OF THE SHARES EVIDENCED BY THIS CERTIFICATE (OR SUCH SHARES OF COMMON STOCK AS THE CASE MAY BE IN THE NAME OF ANY PERSON OTHER THAN THE REGISTERED HOLDER HEREOF.

     For Value Received, ______________ hereby sell, assign and transfer unto ______________________________________________ Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated______________19__

In presence of

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